UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

Bluerock Multifamily Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54946	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 23, 2013, at the recommendation of its advisor, Bluerock Multifamily Advisor, LLC (the “Advisor”), and following the approval of its board of directors, the Company terminated its follow-on offering on Registration Statement No. 333-184006 of $500,000,000 of its common stock in its primary offering at $10.00 per share, and $50,000,000 of its common stock at $9.50 per share pursuant to its Distribution Reinvestment Plan (the “Follow-On Offering”), effective as of September 9, 2013, as described below in Item 7.01.

Termination of Dealer Manager Agreement

The shares of the common stock of the Company offered pursuant to the Follow-On Offering are offered to the public by the Company’s dealer manager, Bluerock Capital Markets, LLC, which is an affiliate of the Company’s sponsor (“BCM”), pursuant to the terms of a Dealer Manager Agreement dated April 12, 2013 (the “Dealer Manager Agreement”) by and between the Company, the Company’s operating partnership, Bluerock Multifamily Holdings, L.P. (the “Operating Partnership”), and BCM. Pursuant to the terms of the Dealer Manager Agreement, BCM provides wholesaling, sales, promotional and marketing assistance services to the Company in connection with the distribution of shares in the Follow-On Offering. As compensation for its services, BCM is entitled to selling commissions of 7% of the gross proceeds of the Company’s primary offering, a dealer manager fee in the amount of 3% of the gross offering proceeds of the primary offering, and reimbursement of bona fide due diligence expenses incurred in the course of providing its services pursuant to the terms of the Dealer Manager Agreement.

The Dealer Manager Agreement provides that it may be terminated by the Company at any time upon ten (10) calendar days’ prior written notice to BCM. In conjunction with the termination of the Follow-On Offering, the Company notified BCM of the Company’s termination of the Dealer Manager Agreement, effective as of September 9, 2013.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Partial Disposition of Interest in Berry Hill Property by the Company

The Company is undertaking efforts to pay down its working capital line of credit (the “BMG LOC”) with Bluerock Special Opportunity + Income Fund II, LLC (“SOIF II”) and Bluerock Special Opportunity + Income Fund III, LLC (“SOIF III”) (collectively, the “SOIFs”), both of which are affiliates of the Company’s sponsor. As part of these efforts, on August 29, 2013, following the approval of its board of directors, the Company, through the Operating Partnership and the Operating Partnership’s wholly owned subsidiary, BEMT Berry Hill, LLC, transferred a 28.36% indirect equity interest (the “Berry Hill Interest”) in the 23Hundred @ Berry Hill development project, a 266-unit class-A, mid-rise apartment community located in Nashville, Tennessee (the “Berry Hill Property”), to SOIF III pursuant to the terms of a Membership Interest Purchase Agreement (the “MIPA”) in exchange for a $5,524,412 paydown against the outstanding principal balance of the BMG LOC (the “Berry Hill Offset”). The consideration for the Berry Hill Interest was based on the proportionate share of the appraised value of the Berry Hill Property as determined by an MAI, independent appraisal dated August 2013 for the Berry Hill Property, excluding a disposition fee of approximately $191,886 payable per the advisory agreement between the Company and the Advisor, and deferred by the Advisor, and was subject to certain prorations and adjustments typical in a real estate transaction. The MIPA contains terms, conditions, representations, warranties, covenants and indemnities that are customary and standard in the real estate industry. Prior to the consummation of the transfer of the Berry Hill Interest, the Company’s board of directors, including all of its independent directors, determined that the terms and provisions of the MIPA, and the transfer of the Berry Hill Interest for the consideration paid, are fair and reasonable to the Company. The Company previously sold a 10.27% indirect equity interest in the Berry Hill Property on August 13, 2013 to Bluerock Growth Fund, LLC, an affiliate of the Company’s sponsor. Following these transactions, the Company owns a 25.1% indirect equity interest in the Berry Hill Property.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Amendment of Affiliate Working Capital Line of Credit

On August 29, 2013, as consideration for the Company’s paydown of the BMG LOC with the Berry Hill Offset and in exchange for the Company’s payment of a 1% extension fee in the amount of $75,356 and an increase in the interest rate on the BMG LOC to 10% per annum from 8.5% per annum beginning on the original maturity date of the BMG LOC, the SOIFs agreed to amend the BMG LOC to extend the maturity date of the BMG LOC for an additional six (6) months to April 2, 2014, which may also be further extended for an additional six (6) months at the election of the Company for an additional 1% extension fee (the “BMG LOC Amendment”). In accordance with the requirements of the Company’s charter, the BMG LOC Amendment was reviewed and approved by a majority of the Company’s board of directors, including a majority of the independent directors, as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances. The BMG LOC Amendment will also require the Company to paydown the BMG LOC with the net proceeds of future sales of assets by the Company, subject to the SOIFs’ sole, but reasonable discretion to allow the Company to retain a portion of such sales proceeds for use in connection with the Company’s pursuit of its strategic alternatives.

All other terms of the BMG LOC as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 9, 2012 remain unchanged, except as disclosed in its Current Report on Form 8-K filed with the SEC on March 8, 2013 and its Current Report on Form 8-K filed with the SEC on August 19, 2013. At August 29, 2013 and December 31, 2012, the outstanding balance on the BMG LOC was $7,610,944 and $11,935,830, respectively, and no amount and $564,170 was available for borrowing, respectively.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Termination of Distribution Reinvestment Plan

Commencing with the Company’s initial public offering of shares of its common stock on October 15, 2009 on Registration Statement No. 333-153135 (the “Initial Public Offering”), and continuing with its Follow-On Offering, stockholders who elect to participate in the Distribution Reinvestment Plan (“DRP”) may purchase additional shares of common stock of the Company through reinvestment of their declared cash distributions from the Company.

The Company may, without stockholder approval, suspend or terminate the DRP at any time upon ten (10) days prior notice to participants in the DRP if it determines that such suspension or termination is in the best interest of the Company. In conjunction with the termination of the Follow-On Offering described below, on August 23, 2013, the Company’s board of directors, including all of the Company’s independent directors, voted to terminate the DRP, effective September 9, 2013. As of such date, stockholders that participated in the DRP will no longer be able to purchase shares of common stock of the Company with their declared cash distributions.

Termination of Share Repurchase Plan

In its Initial Public Offering and continuing with its Follow-On Offering, the Company has offered a Share Repurchase Plan (the “Share Repurchase Plan”) to stockholders, which permits stockholders to sell their shares back to the Company, subject to certain conditions and limitations, which shares are repurchased by the Company with the net proceeds from the sale of shares pursuant to the DRP.

The Company may, without stockholder approval, suspend or terminate the Share Repurchase Plan at any time if it determines that such suspension or termination is in the best interest of the Company. On June 27, 2013, the Company suspended the Share Repurchase Plan as of June 27, 2013 through the third quarter of 2013 and suspended payment of pending repurchase requests queued as of June 27, 2013 for repurchase. The termination of the DRP will eliminate the source of proceeds for the repurchase of shares under the Share Repurchase Plan and therefore, on August 23, 2013, the Company’s board of directors, including all of the Company’s independent directors, voted to terminate the Share Repurchase Plan, effective as of September 9, 2013. As a result of the termination of the Share Repurchase Plan, all repurchase requests received from stockholders during the second quarter of 2013 and determined by the Company to be in good order on or before June 27, 2013, and which have not been fulfilled or previously withdrawn by such stockholders, will not be fulfilled.

Termination of Automatic Investment Plan

Investors in the Initial Public Offering and the Follow-On Offering, excluding those stockholders who reside in states which prohibit participation, may participate in an Automatic Investment Plan adopted by the Company (the “Automatic Investment Plan”), which allows participating stockholders to automatically purchase shares of common stock of the Company at regular intervals. The Company may, without stockholder approval, suspend or terminate the Automatic Investment Plan at any time if it determines that such suspension or termination is in the best interest of the Company. On August 23, 2013, in conjunction with the termination of the Follow-On Offering and the DRP, the Company’s board of directors, including all of the Company’s independent directors, voted to terminate the Automatic Investment Plan, effective September 9, 2013.

ITEM 7.01	REGULATION FD DISCLOSURE

Termination of Follow-On Offering

On August 23, 2013, at the recommendation of the Advisor, and following the approval of its board of directors, the Company terminated the Follow-On Offering effective as of September 9, 2013. As of August 27, 2013, the Company had raised aggregate gross offering proceeds of approximately $330,251, including proceeds of the DRP.

A letter from the Company to its stockholders and their financial advisors discussing the termination of the Follow-On Offering, the DRP, the Share Repurchase Plan and the Automatic Investment Plan is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On August 23, 2013, the Board authorized the Advisor to negotiate an engagement letter with a nationally recognized investment bank for financial advisory services in connection with pursuing strategic alternatives for the Company. The Company can provide no assurances that it will actually enter into an engagement letter.

On August 29, 2013, the Company issued a press release announcing the termination of the Follow-On Offering, the DRP, the Share Repurchase Plan and the Automatic Investment Plan and the authorization of the Advisor to negotiate an engagement letter with an investment bank for financial advisory services as described in this Item 7.01. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

The information in this Report is provided under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

ITEM9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibits are furnished herewith:

99.1	Letter to Stockholders, dated August 29, 2013.

99.2	Press Release, dated August 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK MULTIFAMILY GROWTH REIT, INC.

Dated: August 29, 2013	By:	/s/ Jordan Ruddy
Jordan Ruddy
President and Chief Operating Officer